presbia ANNOUNCES COMPLETION OF Rights Offering

DUBLIN, Ireland— March 13, 2017—Presbia PLC (NASDAQ: LENS), an ophthalmic device company and leader in near-vision restoration, announces the final closing of its rights offering, which expired on March 8, 2016 and raised aggregate gross proceeds of $10.8 million from the sale of 3,611,764 ordinary shares.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Information provided and statements contained in this press release that are not purely historical are forward-looking statements. Such forward-looking statements only speak as of the date of this press release and Presbia assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties, including, but not limited to, the factors listed under "Risk Factors" in our annual report on Form 10-K and quarterly reports on Form 10-Q, as well as the Registration Statement on Form S-1 declared effective on December 5, 2016. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although Presbia believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, Presbia also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Presbia

Presbia PLC (NASDAQ:LENS) is an ophthalmic device company that has developed and is currently marketing the presbyopia-correcting Presbia Flexivue Microlens™, a miniature lens that is implanted in a corneal pocket created by a femtosecond laser. The Presbia Flexivue Microlens™ has received a CE mark for the European Economic Area, allowing the lens to be marketed in over 30 countries across Europe. A staged pivotal U.S. clinical trial for the Presbia Flexivue Microlens™ commenced in 2014.

Presbia PLC

Jarett Fenton, 949-502-7036

jfenton@presbia.com